Exhibit 99.1
News Release
Contact: Glen L. Stiteley, Chief Financial Officer
   (815) 725-1885
Source:   First Community Financial Partners, Inc.

First Community Financial Partners, Inc. Announces First Quarter 2017 Financial Results

First Quarter 2017 Highlights

•	Signed definitive agreement to merge with First Busey Corporation (“First Busey”)

•	Diluted earnings per share (“EPS”) of $0.19 for the three months ended March 31, 2017, an increase of 26.67% from the fourth quarter 2016

•	Asset growth of $68.6 million, or 5.41%, from the end of the fourth quarter of 2016

•	Loan growth of $72.1 million, or 7.30%, from the end of the fourth quarter of 2016

•	Deposit growth of $25.1 million, or 2.32%, from the end of the fourth quarter of 2016

•	Noninterest bearing deposits increase of $13.7 million, or 5.52%, from the the end of the fourth quarter 2016

JOLIET, IL, April 25, 2017 -- First Community Financial Partners, Inc. (NASDAQ: FCFP) (“First Community” or the “Company”), the parent company of First Community Financial Bank (the “Bank”), today reported financial results as of and for the three months ended March 31, 2017.
Net income applicable to shareholders for the quarter ended March 31, 2017 was $3.4 million, or $0.19 per diluted share, compared with $2.7 million, or $0.15 per diluted share, for the quarter ended December 31, 2016 and $2.0 million, or $0.12 per diluted share, for the quarter ended March 31, 2016. First quarter results were positively impacted by an increase in net interest income and reduced income tax expense from the benefit related to stock incentive compensation, offset by increased professional fees in connection with the announced pending merger with First Busey.
“We are seeing positive trends across most of our key metrics including strong balance sheet growth, an expanding net interest margin and improving credit quality,” said Roy Thygesen, Chief Executive Officer of First Community. “We continue to successfully attract new commercial customers to the Bank, which helped drive organic loan growth of 29% in the first quarter. We are executing well and looking forward to completing our merger with First Busey Corporation, which we believe will enhance our ability to serve our customers’ needs through an expanded offering of financial products and services.”

First Quarter 2017 Financial Results
Loans
At March 31, 2017, total loans were $1.1 billion, an increase of $72.1 million, or 7.30%, since December 31, 2016 and $286.2 million, or 36.96%, year-over-year.
Commercial loans grew $14.5 million, or 5.15%, since year end 2016 and $115.2 million, or 63.58%, year-over-year. Commercial real estate loans increased $48.1 million, or 11.30%, since year end 2016, and $95.7 million, or 25.31%, year-over-year. Residential real estate loans grew $5.4 million, or 3.10%, since year end 2016 and $42.2 million, or 30.33% year-over-year. Construction loans were up $3.7 million, or 7.92%, since the year end 2016 and $23.3 million, or 83.77%, year-over-year.

Deposits and Other Borrowings
At March 31, 2017, total deposits were $1.11 billion, an increase of $25.1 million, or 2.32%, since December 31, 2016 and $229.3 million, or 26.08%, year-over-year.
Noninterest bearing demand deposits increased $13.7 million, or 5.52%, since December 31, 2016 and $57.1 million, or 27.94%, year-over-year. Interest bearing transactional accounts (NOW, savings and money market accounts) increased $20.6 million, or 4.05%, during the first quarter of 2017 and $148.5 million, or 39.03%, year-over-year. Time deposits decreased $9.2 million, or 2.80%, during the first quarter, but increased $23.6 million, or 8.04%, year-over-year. The ratio of time deposits to total deposits was 28.67% at March 31, 2017, down from 30.18% at December 31, 2016 and 30.36% at March 31, 2016. Other borrowings increased $38.1 million, or 74.57%, since the end of the fourth quarter of 2016, and $32.4 million, or 56.84%, year-over-year, as a result of higher reliance on FHLB borrowings in order to fund loan growth.

Net Interest Income and Margin
First quarter 2017 net interest income was up $387,000, or 3.78%, from the fourth quarter of 2016. The increase was primarily attributable to an increase in average loan balances and higher net interest margin.
The Company’s net interest margin was 3.50% for the first quarter of 2017, compared to 3.40% in the fourth quarter of 2016. The increase was primarily attributable to two prime rate increases since mid December 2016 in response to the Federal Reserve increasing the targeted Federal Funds rate by 25 basis points in December 2016 and again in March 2017.

Noninterest Income and Expense
First quarter 2017 noninterest income increased $59,000, or 6.57%, from the fourth quarter of 2016. The increase was primarily related to increases in service charges on deposits and other non-interest income.
Service charges on deposits increased $24,000, or 8.42%, from the fourth quarter of 2016, which was primarily the result of higher account analysis fees. Mortgage income was down $98,000, or 45.79%, for the first quarter of 2017, as compared to the fourth quarter of 2016, as a result of lower mortgage sale volumes. The increase in other non-interest income of $142,000 was primarily the result of a $144,000 fee earned on a swap transaction that closed in the first quarter of 2017 offset by lower income related to letter of credit fees, lease referral income and other miscellaneous income.
First quarter 2017 noninterest expense increased $521,000, or 7.53%, from the fourth quarter of 2016. The increase from the fourth quarter was primarily related to an increase in professional fees related to our pending merger with First Busey and an increase in data processing fees as a result of accrual reversals booked in the fourth quarter of 2016.

Income Taxes
Income taxes for the first quarter of 2017 were $365,000, or 9.68%, of income before income taxes as compared to $1.4 million, or 33.64%, of income before income taxes for the fourth quarter of 2016. The decrease in effective tax rate was largely related to $936,000 in excess tax benefit on stock-based compensation, which is recognized as a credit to income tax expense by way of the adoption of ASU 2016-09.

Asset Quality
Total nonperforming assets decreased $225,000, or 3.42%, to $6.4 million at March 31, 2017 from December 31, 2016. The ratio of nonperforming assets to total assets was 0.48% at March 31, 2017 compared to 0.52% at December 31, 2016. The decrease in total nonperforming assets was the result of charge-offs and the return of one loan to accrual status during the first quarter. In addition, one loan was moved to other real estate owned during the first quarter.

The Company had net charge-offs on loans of $108,000 in the first quarter of 2017, compared to net charge-offs of $783,000 in the fourth quarter of 2016.
The ratios of the Company’s allowance for loan losses to nonperforming loans and allowance for loan losses to total loans were 219.65% and 1.12% at March 31, 2017, respectively.
The Company recorded a provision for loan losses in the first quarter of 2017 of $375,000 compared to $0 for the same period in 2016. The current year provision was the result of the loan growth experienced during the first quarter of 2017.

About First Community Financial Partners, Inc.: First Community Financial Partners, Inc., headquartered in Joliet, Illinois, is a bank holding company whose common stock trades on the NASDAQ Capital Market (NASDAQ: FCFP). First Community Financial Partners has one bank subsidiary, First Community Financial Bank. First Community Financial Bank, based in Joliet, Illinois, has locations in Joliet, Plainfield, Homer Glen, Channahon, Naperville, Burr Ridge, Mazon, Braidwood, and Diamond, Illinois. The Bank is dedicated to its founding principles by being actively involved in the communities it serves and providing exceptional personal service delivered by experienced local professionals.

Additional Information
 This document does not constitute an offer to sell or the solicitation of an offer to buy any securities. First Busey has filed a registration statement on Form S-4 with the SEC in connection with the proposed merger. The registration statement includes a proxy statement of First Community that also constitutes a prospectus of First Busey, which will be sent to the shareholders of First Community. First Community’s shareholders are advised to read the proxy statement/prospectus because it will contain important information about First Busey, First Community and the proposed merger. This document and other documents relating to the merger filed by First Busey and First Community can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing First Busey’s website at www.busey.com under the tab “Investors Relations” and then under “SEC Filings” or by accessing First Community’s website at www.fcbankgroup.com under “Investor Relations” and then under “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from First Busey upon written request to First Busey Corporation, Corporate Secretary, 100 W. University Avenue, Champaign, Illinois 61820 or by calling (217) 365-4544, or from First Community, upon written request to First Community Financial Partners, Inc., Corporate Secretary, 2801 Black Road, Joliet, Illinois 60435 or by calling (815) 725-1885.

Participations in the Solicitation
 First Busey, First Community and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed merger under the rules of the SEC. Information about these participants may be found in the definitive proxy statement of First Busey relating to its 2017 Annual Meeting of Stockholders filed with the SEC on April 13, 2017 and the Annual Report on Form 10-K of First Community filed with the SEC on March 8, 2017, as amended by Amendment No. 1 to Form 10-K filed with the SEC on April 13, 2017. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed merger when it becomes available.

Special Note Concerning Forward-Looking Statements
---------------------------------------------------------------------
Any statements in this release other than statements of historical facts, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties involve a number of factors related to the businesses of First Community and its wholly owned bank subsidiary, including: risks associated with First Community’s proposed merger with First Busey, including possible termination of the Agreement and Plan of Merger; unexpected results of acquisitions; economic conditions in First Community’s, and its wholly owned bank subsidiary’s service areas; system failures; losses of large customers; disruptions in relationships with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management personnel in the future; the impact of legislation and regulatory changes on the banking industry; losses related to cyber-attacks; and liability and compliance costs regarding banking regulations; and changes in local, national and international economic conditions. These and other risks and uncertainties are discussed in more detail in First Community’s filings with the Securities and Exchange Commission (the “SEC”), including First Community’s Annual Report on Form 10-K filed on March 8, 2017, as amended by Amendment No. 1 to Form 10-K filed with the SEC on April 13, 2017.
Many of these risks are beyond management’s ability to control or predict. All forward-looking statements attributable to First Community, and its wholly owned bank subsidiary, or persons acting on behalf of each of them are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, First Community does not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

FINANCIAL SUMMARY

	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Period-End Balance Sheet
(In thousands)(Unaudited)
Assets
Cash and due from banks	$12,740	$16,225	$21,622	$13,777	$9,132
Interest-bearing deposits in banks	13,494	8,548	33,349	19,335	30,558
Securities available for sale	200,758	202,198	188,062	179,517	203,874
Mortgage loans held for sale	78	1,230	1,331	711	133
Loans held for sale	—	1,085	—	—	—
Leases, net	3,381	3,290	739	448	—
Commercial real estate	474,035	425,910	419,958	410,461	378,304
Commercial	296,309	281,804	274,889	239,038	181,142
Residential 1-4 family	181,426	175,978	167,388	143,908	139,208
Multifamily	36,040	36,703	31,880	30,809	31,511
Construction and land development	51,085	47,338	39,836	30,834	27,798
Farmland and agricultural production	11,892	12,628	12,985	9,235	9,060
Consumer and other	9,664	7,967	9,280	7,924	7,250
Total loans	1,060,451	988,328	956,216	872,209	774,273
Allowance for loan losses	11,951	11,684	12,284	12,044	11,335
Net loans	1,048,500	976,644	943,932	860,165	762,938
Other assets	57,818	58,990	57,563	51,409	54,227
Total Assets	$1,336,769	$1,268,210	$1,246,598	$1,125,362	$1,060,862

Liabilities and Shareholders' Equity
Noninterest bearing deposits	$261,532	$247,856	$246,262	$203,258	$204,414
Savings deposits	69,295	64,695	61,399	40,603	38,481
NOW accounts	165,696	160,862	151,243	103,324	104,136
Money market accounts	293,999	282,865	267,667	238,229	237,873
Time deposits	317,724	326,878	338,680	311,416	294,076
Total deposits	1,108,246	1,083,156	1,065,251	896,830	878,980
Total borrowings	104,598	66,419	61,879	114,701	72,237
Other liabilities	3,161	4,920	4,304	2,722	2,855
Total Liabilities	1,216,005	1,154,495	1,131,434	1,014,253	954,072
Shareholders’ equity	120,764	113,715	115,164	111,109	106,790
Total Shareholders’ Equity	120,764	113,715	115,164	111,109	106,790
Total Liabilities and Shareholders’ Equity	$1,336,769	$1,268,210	$1,246,598	$1,125,362	$1,060,862

FINANCIAL SUMMARY
	Three months ended,
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Interest income:	(In thousands, except per share data)(Unaudited)
Loans, including fees	$11,032	$10,663	$10,229	$9,024	$8,508
Securities	1,134	1,033	1,041	1,042	1,101
Federal funds sold and other	39	53	43	21	19
Total interest income	12,205	11,749	11,313	10,087	9,628
Interest expense:
Deposits	1,211	1,150	1,081	957	940
Federal funds purchased and other borrowed funds	69	61	112	119	93
Subordinated debentures	297	297	297	297	297
Total interest expense	1,577	1,508	1,490	1,373	1,330
Net interest income	10,628	10,241	9,823	8,714	8,298
Provision for loan losses	375	183	383	500	—
Net interest income after provision for loan losses	10,253	10,058	9,440	8,214	8,298
Noninterest income:
Service charges on deposit accounts	309	285	289	207	204
Gain on sale of loans	—	9	—	7	—
Gain on sale of securities	—	—	14	603	—
Mortgage fee income	116	214	169	109	78
Bargain purchase gain	—	—	1,920	—	—
Other	532	390	381	315	273
Total noninterest income	957	898	2,773	1,241	555
Noninterest expenses:
Salaries and employee benefits	4,222	4,309	3,812	3,311	3,256
Occupancy and equipment expense	475	548	568	429	437
Data processing	420	267	700	690	257
Professional fees	734	286	369	375	392
Advertising and business development	210	245	328	262	215
Losses on sale and writedowns of foreclosed assets, net	—	—	1	31	16
Foreclosed assets expenses, net of rental income	19	26	(99)	60	53
Other expense	1,359	1,237	1,380	974	1,310
Total noninterest expense	7,439	6,918	7,059	6,132	5,936
Income before income taxes	3,771	4,038	5,154	3,323	2,917
Income taxes	365	1,358	1,019	1,058	889
Net income applicable to common shareholders	$3,406	$2,680	$4,135	$2,265	$2,028

Basic earnings per share	$0.19	$0.16	$0.24	$0.13	$0.12

Diluted earnings per share	$0.19	$0.15	$0.24	$0.13	$0.12

	Three months ended,
	March 31, 2017			December 31, 2016			March 31, 2016
	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets	(Dollars in thousands)(Unaudited)
Loans (1)	$1,013,044	$11,032	4.42%	$971,198	$10,663	4.37%	$768,983	$8,508	4.45%
Investment securities (2)	203,886	1,134	2.26%	199,940	1,033	2.06%	206,535	1,101	2.14%
Interest-bearing deposits with other banks	13,566	39	1.17%	25,612	53	0.82%	13,690	19	0.56%
Total earning assets	$1,230,496	$12,205	4.02%	$1,196,750	$11,749	3.91%	$989,208	$9,628	3.91%
Other assets	61,583			61,777			55,124
Total assets	$1,292,079			$1,258,527			$1,044,332

Liabilities
NOW accounts	$163,922	$117	0.29%	$147,627	$118	0.32%	$104,467	$71	0.27%
Money market accounts	284,043	270	0.39%	279,110	203	0.29%	234,455	162	0.28%
Savings accounts	65,882	16	0.10%	63,816	15	0.09%	37,194	11	0.12%
Time deposits	325,690	808	1.01%	331,025	814	0.98%	292,491	696	0.96%
Total interest bearing deposits	839,537	1,211	0.58%	821,578	1,150	0.56%	668,607	940	0.57%
Securities sold under agreements to repurchase	23,543	10	0.17%	26,548	11	0.16%	23,902	9	0.15%
Secured borrowings	—	—	—%	2,134	22	4.10%	10,528	74	2.83%
FHLB borrowings	31,398	59	0.76%	21,764	28	0.51%	12,067	10	0.33%
Subordinated debentures	15,300	297	7.87%	15,300	297	7.72%	15,300	297	7.81%
Total interest bearing liabilities	$909,778	$1,577	0.70%	$887,324	$1,508	0.68%	$730,404	$1,330	0.73%
Noninterest bearing deposits	260,632			253,877			205,215
Other liabilities	4,370			3,817			3,051
Total liabilities	$1,174,780			$1,145,018			$938,670

Total shareholders’ equity	$117,299			$113,509			$105,662

Total liabilities and shareholders’ equity	$1,292,079			$1,258,527			$1,044,332

Net interest income		$10,628			$10,241			$8,298

Interest rate spread			3.32%			3.23%			3.18%

Net interest margin			3.50%			3.40%			3.37%

Footnotes:
(1) Average loans include nonperforming loans.
(2) No tax-equivalent adjustments were made, as the effect thereof was not material.

COMMON STOCK DATA

	2017	2016
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	(Unaudited)
Market value (1):
End of period	$12.75	$11.70	$9.52	$8.80	$8.70
High	13.65	12.15	9.55	9.10	8.84
Low	10.70	9.10	8.35	8.18	7.00
Book value (end of period)	6.79	6.59	6.68	6.47	6.22
Tangible book value (end of period)	6.73	6.53	6.62	6.47	6.22
Shares outstanding (end of period)	17,774,886	17,242,645	17,237,845	17,183,780	17,175,864
Average shares outstanding	17,533,867	17,239,897	17,189,113	17,182,197	17,125,928
Average diluted shares outstanding	18,213,720	17,860,017	17,565,667	17,550,547	17,451,354

(1) The prices shown are as reported on the NASDAQ Capital Market.

ASSET QUALITY DATA

	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
(Dollars in thousands)(Unaudited)
Loans identified as nonperforming	$5,441	$5,856	$8,385	$2,622	$2,146
Other nonperforming loans	—	—	91	—	—
Total nonperforming loans	5,441	5,856	8,476	2,622	2,146
Foreclosed assets	915	725	725	2,211	5,231
Total nonperforming assets	$6,356	$6,581	$9,201	$4,833	$7,377

Allowance for loan losses	$11,951	$11,684	$12,284	$12,044	$11,335
Nonperforming assets to total assets	0.48%	0.52%	0.74%	0.43%	0.70%
Nonperforming loans to total assets	0.41%	0.46%	0.68%	0.23%	0.20%
Allowance for loan losses to nonperforming loans	219.65%	199.52%	144.93%	459.34%	528.19%

ALLOWANCE FOR LOAN LOSSES ROLLFORWARD
(Dollars in thousands)(Unaudited)	Three months ended,
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Beginning balance	$11,684	$12,284	$12,044	$11,335	$11,741
Charge-offs	206	1,363	340	193	506
Recoveries	98	580	197	402	100
Net charge-offs	108	783	143	(209)	406
Provision for loan losses	375	183	383	500	—
Ending balance	$11,951	$11,684	$12,284	$12,044	$11,335

Net charge-offs	$108	$783	$143	$(209)	$406
Net chargeoff percentage annualized	0.04%	0.32%	0.06%	(0.11)%	0.21%

OTHER DATA
(Unaudited)
	Three months ended,
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Return on average assets	1.05%	0.85%	1.36%	0.84%	0.78%
Return on average equity	11.61%	9.44%	14.50%	8.36%	7.68%
Net interest margin	3.50%	3.42%	3.44%	3.39%	3.36%
Average loans to assets	78.40%	77.20%	75.50%	76.55%	73.63%
Average loans to deposits	92.08%	90.49%	90.92%	94.16%	88.00%
Average noninterest bearing deposits to total deposits	23.52%	23.44%	22.51%	22.75%	23.35%

COMPANY CAPITAL RATIOS
(Unaudited)	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Tier 1 leverage ratio	9.26%	9.10%	9.15%	9.77%	9.72%
Common equity tier 1 capital ratio	10.33%	10.51%	10.83%	11.26%	11.94%
Tier 1 capital ratio	10.33%	10.51%	10.83%	11.26%	11.94%
Total capital ratio	12.68%	12.99%	13.52%	14.14%	14.99%
Tangible common equity to tangible assets	8.95%	8.88%	9.24%	10.47%	10.26%

NON-GAAP MEASURES

Pre-tax pre-provision core income (1)
(In thousands)(Unaudited)
	For the three months ended,
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Pre-tax net income	$3,771	$4,038	$5,154	$3,323	$2,917
Provision for loan losses	375	183	383	500	—
Gain on sale of securities	—	—	(14)	(603)	—
Merger related employee retention payments	232	—	—	—	—
Merger related expenses included in professional fees	417	—	24	26	100
Merger related expenses included in data processing fees	—	14	363	410	—
Severances paid in relation to the merger	—	—	92	—	—
Stock options included in other expense	—	—	165	—	—
Bargain purchase option	—	—	(1,920)	—	—
Losses (gain) on sale and writedowns of foreclosed assets, net	—	—	1	31	16
Foreclosed assets expense, net of rental income	19	26	(99)	60	53
Pre-tax pre-provision core income	$4,814	$4,261	$4,149	$3,747	$3,086

(1)  This is a non-GAAP financial measure. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to pre-tax net income, which is the most directly comparable GAAP financial measure. The Company’s management believes the presentation of pre-tax pre-provision core income provides investors with a greater understanding of the Company’s operating results, in addition to the results measured in accordance with GAAP.